UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No)

608 South Main Street, Stillwater, Oklahoma 74074

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Election of Directors: At Southwest’s annual shareholders’ meeting, held April 26, 2012, the shareholders of Southwest re-elected twelve Directors each for a term expiring at the 2013 annual shareholders’ meeting or such later time as his or her successor is elected and qualified. The Directors elected and the shareholders’ vote in the election of each Director were as follows:

	For	Withheld	Broker Non-vote
James E. Berry II	20,366,633	597,030	0
Tom D. Berry	14,175,559	781,600	0
John Cohlmia	14,473,768	483,391	0
David S. Crockett, Jr.	14,482,591	474,568	0
Rick Green	14,314,917	642,242	0
J. Berry Harrison	14,315,231	641,928	0
James M. Johnson	14,471,417	485,742	0
Marran H. Ogilvie	14,464,625	492,534	0
David P. Lambert	14,322,061	635,098	0
Linford R. Pitts	14,332,880	624,279	0
Robert B. Rodgers	14,399,028	558,131	0
Russell W. Teubner	14,195,745	761,414	0

The above reflects cumulative voting. There were 19,445,913 shares of common stock outstanding and entitled to vote at the meeting. A total of 17,214,079 shares of common stock were represented at the meeting in person or by proxy, representing 88.5% of the shares outstanding and entitled to vote at the meeting.

Ratification of Appointment of Independent Registered Public Accounting Firm for 2011: At the annual meeting, shareholders also approved the engagement of Ernst & Young LLP as Southwest’s independent registered public accounting firm for 2012. The shareholder vote was as follows:

For	Against	Abstain	Broker Non-vote
17,001,393	106,356	31,801	0

Advisory Vote on Executive Compensation: At the annual meeting, the shareholders also approved the compensation of Southwest’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers. The shareholder vote was as follows:

For	Against	Abstain	Broker Non-vote
14,829,639	266,718	361,343	0

Item 7.01	Regulation FD Disclosure.

The information disclosed under Item 5.07 is incorporated in this item by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Not applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.

By:	/s/ Laura Robertson
Laura Robertson
Executive Vice President,
Chief Financial Officer, and Secretary

Dated: May 1, 2012